Exhibit 10.19

Equity Transfer Agreement

This Equity Transfer Contract is signed by the following parties in [Chaoyang] District, Beijing on 1st March 2020. On an equal and voluntary basis in accordance with the Company Law of the People's Republic of China, Contract Law of the People's Republic of China and other relevant provisions.

Target company: Dandong Baofeng Seedling Technology Co., LTD

Industrial and commercial registration number: 91210624MA0YGFHG56

Address: Group 11, ChangDian Village, Kuandian Manchu Autonomous County, Dandong city, Liaoning Province.

Transferor: Chang Yu

Id number: 230102195504011074

Transferee: Baofeng Biotechnology (Beijing) Co., LTD

Industrial and commercial registration number: 9111011705362938X8

Address: Room 103, 1 / F, TongHang Building, Mafang Industrial Park, Pinggu District, Beijing.

In view of the fact that:

1. Objective: In order to control and lock the origin of raw materials, the upstream product source of raw materials, the purity of raw material content, and also to obtain good technology for seedling breeding and cultivation.

2. [Dandong Baofeng Seedling Technology Co., LTD.] is duly incorporated and effectively existing in Kuandian Manchu Autonomous County, Dandong City, Liaoning Province on 11, March, 2019 (hereinafter referred to as the " Target company ") with the registration number of [91210624MA0YGFHG56]; Address: Group 11, Chang Dian Village, Kuandian Manchu Autonomous County, Dandong city, Liaoning Province. Chang Yu is the actual controller of the target company.

3. The assigning party is the legal shareholder of the

target enterprise on the date of signing the contract.

4. Now both parties, through friendly consultation, agree that the transferor shall transfer [100] % of the equity of the target enterprise owned by the transferor to the transferee, and sign this equity transfer contract.

●	Transfer of equity

1. Target Company: the transferor transfers [100] % of the equity of the target enterprise held by it to the transferee.

2. Assets of the Target Company: 1. Acer Truncatum planting, demonstration and cultivation base with a total of [3 million] Acer Truncatum tree, and a geographical indication of the planting base in China; 2. The target company has signed a [10] year’s lease with the peasant household, with a total land area of [300 mu]; 3. The subject matter company has established [Acer Truncatum Research Center in Dandong Baofeng Seedling Technology Co., LTD. Technology] to carry out continuous research and development for the breeding, variety improvement of Acer Truncatum. At present, it has mastered the planting technology to improve the survival rate of Acer Truncatum, the mechanization of harvesting and regional management of planting.

3. Date of Transfer: The completion date of this equity transfer is in 31st

December, 2020.

4. Transfer Price: The total transfer price of the target company shall be RMB 10,500,000.

5. Payment Term: Within [30] days from the effective date of this Contract, the transferee shall pay the transferor the first transfer price with [30] % of the total transfer price, RMB 3,150,000); the transaction fee of RMB 10,000 will be paid and balance payment will be settled before December 31, 2020.

6. The Asset Appraisal: After this transaction, a third-party appraisal institution will conduct due diligence and asset appraisal on Dandong Baofeng Seedling Technology Co., Ltd. to confirm the assets of the target company.

(1) If the asset appraisal amount is equal to or higher than RMB 10,500,000, the transferee will settle balance payment before December 31, 2020 in accordance with the agreement of RMB 10,500,000.

(2) If the amount assessed in the appraisal report is less than RMB 10,500,000, the transferee will settle balance payment according to the amount of assets assessed in the appraisal report.

Upon the transferee's settlement of balance payment, the transferor shall deliver all nursery assets and technical R&D materials and handle relevant transfer procedures.

●	Representations and Warranties

2.1 The Transferor represents and warrants to the transferee:

2.1.1 The assigning party is the sole legal owner of the target company of the contract and is entitled to perform the pairing after full payment has been made, full right to dispose of the same target company.

2.1.2 Before signing the contract, shall be signed with any third party does not exist any form of legal documents, or take any other forms in the subject matter of the contract law allows for any form of treatment, it set including but not limited to, transfer, pledge, entrusted management, contract of assignment is attached to mark all or part of rights.

2.1.3 After signing the contract, licensor will not sign with any third party any form of legal documents, will not take any legal way in the subject matter of the contract in any way dispose of, it set including but not limited to, transfer, pledge, entrusted management, contract of assignment is attached to mark all or part of rights.

2.1.4 Before signing the contract and sign any time in the future, shall ensure that the target of this contract in accordance with the law of negotiable conditions, not by licensor or any other third party reasons in accordance with the law is restricted, so that affect equity transfer procedures, and the situation in accordance with the law, including but not limited to court this contract bid freezing measures, etc.

2.1.5 The Transferor warrants that all the materials of the target enterprise provided by it to the transferee, including but not limited to the financial situation, operation situation, industrial and commercial registration situation, assets situation and other information disclosed by the transferor are true and legal.

2.1.6 The Transferor warrants that, prior to the formal transfer of the equity of the target enterprise between the transferor and the transferee, the continued validity of the government licenses, approvals and authorizations that the target enterprise has that are essential to the normal operation of the target enterprise, and that there is no potential situation that may cause the invalidation of such government licenses, approvals and authorizations.

2.2 Representations and warranties of the Transferee to the Transferor:

2.2.1 The transferee shall comply with the conditions of the subject matter of the transfer contract as stipulated by law before the registration of the change of equity, and the normal progress of the legal procedure of equity transfer will not be affected due to the limitation of the transferee's own conditions.

2.2.2 The transferee shall guarantee that it can pay the transfer price according to the time agreed herein if it has sufficient financial capacity to purchase the contract object.

●	Rights and Obligations of the Parties

3. As of the effective date of this Contract, the assigning party loses its equity in the target company of the Contract after paying the full amount of the assignment fee, and the assigning Party no longer enjoys any rights or assumes any obligations in respect of such equity; The transferee shall, in accordance with the relevant laws and the provisions of the articles of association of the target enterprise, enjoy rights in proportion to the proportion of equity transferred to it and assume corresponding obligations.

●	Confidentiality

4.1 for the equity transfer contract, the licensor and the licensee to know all information, including but not limited to licensor and licensee, the target enterprise management situation, financial situation and commercial secrets and technical secrets all situation, licensor and licensee shall have an obligation to confidentiality, the judicial organs shall be specified unless the law or mandatory, either party shall not be made public or use.

4.2 When making public or publicizing the equity transfer, the transferor and the transferee shall adopt a unified standard after consultation to ensure that the goodwill of the parties and the target enterprise is not harmed. Without the consent of the other party, neither party shall make any speech or words about the equity transfer.

●	Validity Clause

5.1 After the Contract signed by both parties, this Contract shall be formed on the date of signing by the last party of both parties. If either party fails to specify the date of signature, the date set forth in the first paragraph of this Contract shall be the date of formation of this Contract.

5.2 If some provisions of this Contract are found to be invalid by a court or arbitration institution having jurisdiction, and the validity of other provisions shall not be affected, the other provisions shall remain valid.

●	Liability for Breach of Contract

6.1 If the Transferor breaches any of the obligations, representations and warranties hereunder, it shall pay the transferee a penalty equal to 10% of the total transfer price. In the event that the Assignee is unable to acquire the subject matter of the Contract, the Assignee shall refund the assignee all monies paid and indemnify the assignee for all direct and indirect losses (including but not limited to all litigation costs and attorney's fees paid by the assignee) incurred thereby.

6.2 If the transferee breaches any obligation, representation and warranty hereof, it shall pay the transferor a penalty equal to 10% of the total transfer price. In case of any loss caused to the transferor, the transferee shall indemnify the transferor for all direct and indirect losses incurred thereby (including but not limited to all litigation costs and attorney's fees paid by the transferor).

6.3 If either party does not unilaterally terminate the Contract in accordance with the law after the effective date of the Contract, it shall apply to the contract.

Party A shall pay a penalty equal to 10% of the total transfer price.

●	Dispute Resolution

7.1 Any dispute with this Contract shall be settled by the parties through negotiation firstly.

7.2 If the parties fail to settle the dispute by negotiation, the parties agree to submit the dispute to The People's Court of Chaoyang District, Beijing for settlement.

●	Miscellaneous

8.1 Any modification to this Contract must be made in writing and signed by both parties. The amended part and the added content shall form an integral part of this Contract.

8.2 The notice stipulated in this Contract shall be made in written form and served by special person, express mail, E-mail or other electronic means of communication. A notice shall not be served until it reaches the addressee's contact address. If it is served by the addressee, the date on which the addressee signed the receipt shall be regarded as the date of service; If it is sent by express mail, the date of receipt indicated on the receipt of express mail shall be the date of delivery; Send by E-mail or other means of electronic communication, and the date on which the sender successfully sends the E-mail shall be the date of delivery.

8.3 This contract is made in triplicate with each party holding one copy, all of which have the same legal effect.

Signature of the three parties to the contract: